UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16789	04-3565120
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 Sawyer Road, Suite 200 Waltham, Massachusetts	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (781) 647-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective Friday, December 8, 2006, David Teitel, 43, was appointed as Chief Financial Officer of the Company upon the resignation of Christopher Lindop the same day.  Mr. Teitel has over 20 years of public and private company finance experience including nine (9) years of audit experience at Arthur Andersen.  From 2001 to 2003, Mr. Teitel was Chief Financial Officer for Curaspan, Inc., a start-up software and service provider to healthcare providers.  Mr. Teitel joined the Company in December 2003 as Director of Finance Operations and assumed the title Vice President, Finance in December 2004.

Also as of December 8, 2006, Jon Russell has assumed the position of Vice President, Finance.  Mr. Russell will oversee financial systems management and integration and will share responsibility for external communications with the CEO.  Previously, Mr. Russell was CFO of Wampole Laboratories, LLC, a wholly-owned subsidiary of the Company (“Wampole”), and guided the successful improvement of Wampole’s financial performance.  He has over 17 years of experience in finance and operations management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: December 13, 2006	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance